UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 16, 2019

LEGACY EDUCATION ALLIANCE, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55790	39-2079974
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1612 Cape Coral Parkway East, Cape Coral, Florida	33904
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (239) 542-0643

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On August 16, 2019, Legacy Education Alliance Holdings, Inc. (the “Company”) entered into an amendment (the “Amendment”) to that certain September 1, 2013, Rich Dad Operating License Agreement, as amended (the “License Agreement”), by and between the Company and Rich Dad Operating Company, LLC (“RDOC”) that extends the term of the License Agreement through September 30, 2019 (subject to the terms and conditions of the License Agreement) to allow the parties to negotiate the terms of a new licensing arrangement.

There can be no assurances that the Company will be successful in negotiating a new license agreement with RDOC or an extension or renewal of the current License Agreement beyond its current expiration date.  Revenue from RDOC accounted for approximately 72.1% of the Company’s total revenue for the fiscal year ended December 31, 2017, and approximately 74.0% of the Company’s total revenue for the fiscal year ended December 31, 2018.  The termination of the License Agreement would have a material adverse effect on the Company’s business, financial condition and results of operations. The Company will continue to attempt to reduce its operating expenses and increase the revenues derived from its other brands; however, the Company cannot guaranty that it will be successful in doing so.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

 Date: August 21, 2019

LEGACY EDUCATION ALLIACE, INC.

By:	/s/ James E. May
Name: James E. May
Title: Chief Executive Officer

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